Evolus Announces Appointment of Albert G. White III to Board of Directors

NEWPORT BEACH, Calif., July 1, 2024 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today announced the appointment of Albert G. White III, President and Chief Executive Officer of The Cooper Companies, Inc. to the Evolus Board of Directors, effective July 1. Mr. White will also serve as a member of Evolus’ Compensation Committee.

“We are pleased to welcome Al White to the Evolus Board,” said Vik Malik, Chairman of the Board of Directors. “Al’s extensive leadership experience, industry knowledge, and proven track record of building a leading medical technology company will be a valuable resource as Evolus embarks on a path from a single-product aesthetics company to a multi-product performance beauty innovator. His expertise will help Evolus further its strategy and aid in our focus on delivering long-term shareholder value.”

Mr. White commented, “I am honored to join the Evolus Board of Directors at such a pivotal moment in the company’s history. The company’s flagship product, Jeuveau®, together with its millennial consumer focus and direct-to-consumer digital strategy, is gaining significant traction in the medical aesthetics industry, and its pipeline of filler products will complement the neurotoxin offering.”

Mr. White has served as President & Chief Executive Officer of The Cooper Companies, Inc., branded CooperCompanies (NASDAQ: COO), a leading global medical device company in contact lenses, fertility, and women’s health, since May 2018. Previously, he served as Chief Financial Officer from November 2016 until his appointment as CEO and he also served as Executive Vice President and Chief Strategy Officer, positions he held from December 2015 and July 2011, respectively. From August 2015 to May 2018, Mr. White also directed The Cooper Companies, Inc. women’s healthcare business and served as Chief Executive Officer of Cooper Medical Inc., the parent company to CooperSurgical. Previously, he served as Vice President, Investor Relations from November 2007 through March 2013 and as Vice President and Treasurer from April 2006 through December 2012. Prior to joining The Cooper Companies, Inc., Mr. White was a Director with KeyBanc Capital Markets for three years and held a number of leadership positions within KeyBank National Association over the prior eight years.

Following these changes, Evolus’ Board of Directors will be composed of seven directors, six of whom are independent.

About Evolus, Inc.

Evolus (NASDAQ: EOLS) is a global performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™

technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, and the exclusive distributor in Europe of Estyme®, a line of unique dermal fillers currently in late-stage development. Visit us at www.evolus.com, and follow us on  LinkedIn, X, Instagram or Facebook.

Forward-Looking Statements

This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches; market size, conditions and consumer demand; and the timing of regulatory submissions and approvals.

The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to, uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ dermal filler product line in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the Evolysse™ dermal filler product line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K Form and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024  filed with the Securities and Exchange Commission on May 7, 2024. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

Evolus Contacts:
Investors:
Nareg Sagherian

Vice President, Head of Global Investor Relations and Corporate Communications
Tel:  248-202-9267
Email: ir@evolus.com

Media:
Email: media@evolus.com